UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LEE ENTERPRISES, INCORPORATED
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEE ENTERPRISES, INCORPORATED
4600 E. 53rd Street
Davenport, IA 52807

NOTICE OF 2026 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 3, 2026

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Lee Enterprises, Incorporated (“Company”) will be held on February 3, 2026, at 9:00 a.m. Central Time (“Special Meeting”). The Special Meeting will be held exclusively online in a virtual meeting format, allowing stockholders to listen, vote, and submit questions conveniently from their own home or other remote location. The Company’s Board of Directors (“Board”) has determined that conducting an exclusively online meeting will increase stockholder accessibility, improve meeting efficiency, and reduce costs, both to the Company and those stockholders who virtually attend and participate in the Special Meeting. Stockholders may virtually attend and participate in the Special Meeting by logging in at http://www.virtualshareholdermeeting.com/LEE2026SM. At the Special Meeting, you will be asked to:

1.Approve an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to increase the number of shares of common stock, par value $0.01 per share (“Common Stock”), authorized for issuance from 12,000,000 shares to 40,000,000 shares (“Additional Common Stock Proposal” or “Proposal 1”);

2.Approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of up to 16,000,000 shares, consisting of 15,384,615 shares (the “Base PIPE Common Shares”) and up to 615,385 shares (the “Fee Reimbursement Shares,” and together with the Base Issuance Shares, collectively, the “PIPE Common Shares” and, each, a “PIPE Common Share”), of the Company’s Common Stock at a purchase price of $3.25 per share (the “Per Share Price”) pursuant to the terms of a Stock Purchase Agreement, dated December 30, 2025 (“PIPE Purchase Agreement”), by and among the Company and certain investors (“Nasdaq 20% Share Issuance Proposal” or “Proposal 2”);

3.Approve, for purposes of Nasdaq Listing Rule 5635(b), the issuance of the PIPE Common Shares to certain investors pursuant to the PIPE Purchase Agreement (“Nasdaq Change of Control Proposal” or “Proposal 3”); and

4.Approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event there are insufficient votes for, or otherwise in connection with, the approval of the Additional Common Stock Proposal, the Nasdaq 20% Share Issuance Proposal, and the Nasdaq Change of Control Proposal at the time of the Special Meeting or in connection with any other business properly brought before the Special Meeting (“Adjournment Proposal” or “Proposal 4”, together with Proposal 1, Proposal 2 and Proposal 3, each a “Proposal” and collectively, the “Proposals”).

The Board has fixed the close of business on January 2, 2026 as the record date for the Special Meeting (“Record Date”). Only stockholders of record as of the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment, continuation or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at the Special Meeting and for 10 days prior to the Special Meeting during ordinary business hours at 4600 E. 53rd Street, Davenport, IA 52807, the Company’s principal executive offices.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS.

THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT JANUARY 20, 2026. In accordance with the rules of the Securities and Exchange Commission (“SEC”), because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials. This Notice of Special Meeting and Proxy Statement (this “Notice”) are available to holders of our common stock at http://www.virtualshareholdermeeting.com/LEE2026SM and on our Investor Relations website investors.lee.net. These proxy materials will be available free of charge.

We encourage you to attend and participate in the virtual Special Meeting. However, it is important that your shares be represented whether or not you plan to attend. Even if you plan to virtually attend the Special Meeting, please vote as instructed in the Proxy Statement as promptly as possible to ensure your vote is recorded. If you virtually attend the Special Meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares during the Special Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING

“FOR” THE ADDITIONAL COMMON STOCK PROPOSAL (PROPOSAL 1);

“FOR” THE NASDAQ 20% SHARE ISSUANCE PROPOSAL (PROPOSAL 2);

“FOR” THE NASDAQ CHANGE OF CONTROL PROPOSAL (PROPOSAL 3); and

“FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 4).

Regardless of the number of shares of Common Stock you own, your vote is important. Thank you for your continued support, interest, and investment in Lee Enterprises, Incorporated.

This Notice of the Special Meeting and the accompanying Proxy Statement are first being made available to stockholders of record as of January 2, 2026, on or about January 20, 2026.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC
509 Madison Avenue Suite 1206
New York, NY 10022
Stockholders Call Toll Free: 800-662-5200
Banks, Brokers and Other Nominees Call Collect: 203-658-9400
Email: LEE@investor.MorrowSodali.com

EXPLANATORY NOTE

Lee Enterprises, Incorporated (“Company”) is a “smaller reporting company,” as defined by Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Company may provide certain scaled disclosures to the extent applicable in this Proxy Statement and permitted under the Exchange Act for smaller reporting companies. Please also see the section titled “Where You Can Find Additional Information” for more information about the Company’s periodic reporting with the SEC.

LEE ENTERPRISES, INCORPORATED

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement (including all appendices attached hereto, this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Lee Enterprises, Incorporated, a Delaware corporation (“Company”) for use at the Company’s Special Meeting of stockholders (including any adjournments, postponements, or continuations thereof, “Special Meeting”). Unless the context otherwise requires, references in this Proxy Statement to the “Company,” “we,” “us,” “our”, and similar terms refer to Lee Enterprises, Incorporated.

Special Meeting of Stockholders

Date and Time	February 3, 2026, 9:00 a.m. Central Time

Place	http://www.virtualshareholdermeeting.com/LEE2026SM

Record Date	January 2, 2026

Proxy Materials
The Notice of the Special Meeting, this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended September 28, 2025, filed with the SEC on November 26, 2025 (including Exhibit 4.3) (“2025 Annual Report”), the Company’s Registration Statement on Form 8-A filed with the SEC on April 16,
2021 (the “Form 8-A”); the Company’s Current Reports on Form 8-K filed with the SEC on March 12, 2021 and December 30, 2025 (“Current Reports”), and the accompanying proxy card are first being mailed or made available on or about January 20, 2026, to stockholders of record as of the Record Date.

Proposals and Board Recommendations for Voting

Proposals:	Unanimous Board Recommendation	For more detail, see page:

Proposal 1 - Additional Common Stock Proposal	FOR	22

Proposal 2 - Nasdaq 20% Share Issuance Proposal	FOR	25

Proposal 3 - Nasdaq Change of Control Proposal	FOR	27

Proposal 4 - Adjournment Proposal	FOR	29

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Proxy Statement contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on Nasdaq;
•Competition;
•We may be required to indemnify the previous owners of BH Media Group, Inc. and The Buffalo News, Inc. for unknown legal and other matters that may arise;
•Other risks detailed from time to time in our publicly filed documents;
•Our liquidity position, any need to obtain additional capital and our ability to obtain additional financing;
•Our ability to consummate the Private Placement (as defined below);
•Our ability to receive the benefits of the Credit Agreement Amendment (as defined below);
•How our management uses the proceeds of the Private Placement;
•The impacts of planned changes to our leadership and corporate governance;
•Potential litigation related to the Private Placement; and
•The impact of the Private Placement and any other subsequent issuances of our Common Stock due to the Additional Common Stock Proposal on the trading price of our common stock.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. These forward-looking statements speak only as of the date of this Proxy Statement and are subject to a number of risks, uncertainties and assumptions. They reflect our expectations and are not guarantees of performance. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Proxy Statement. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving these proxy materials?

The Board is soliciting your vote at the Special Meeting to be held on February 3, 2026, at 9:00 a.m. Central Time, by live webcast at http://www.virtualshareholdermeeting.com/LEE2026SM for the purposes set forth in this Proxy Statement. These materials were first sent or made available to stockholders on or about January 20, 2026, by mail. You are invited to virtually attend and participate in the Special Meeting and are requested to vote on the proposals described in this Proxy Statement.

What Is the purpose of the Special Meeting?

The Company’s stockholders are being asked to vote to approve the Charter Amendment to increase the number of authorized shares of Common Stock from 12,000,000 shares to 40,000,000 shares. Please see “Proposal 1 – Additional Common Stock Proposal” for more information regarding the purpose and effects of the proposed Charter Amendment. Also please see the full text of the proposed Charter Amendment attached to and incorporated by reference into this Proxy Statement as Appendix A.

The Company’s stockholders are also being asked to consider and vote upon the Nasdaq 20% Share Issuance Proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of the PIPE Common Shares pursuant to the PIPE Purchase Agreement. Please see “Proposal 2 – Nasdaq 20% Share Issuance Proposal.”

In addition, the Company’s stockholders are being asked to consider and vote upon the Nasdaq Change of Control Proposal to approve, for purposes of Nasdaq Listing Rule 5635(b), the issuance of the PIPE Common Shares pursuant to the PIPE Purchase Agreement. Please see “Proposal 3 – Nasdaq Change of Control Proposal.”

The Company’s stockholders are also being asked to approve the Adjournment Proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event there are insufficient votes for, or otherwise in connection with, the approval of the Additional Common Stock Proposal, the Nasdaq 20% Share Issuance Proposal, and the Nasdaq Change of Control Proposal at the time of the Special Meeting or in connection with any other business properly brought before the Special Meeting. See “Proposal 4 – Adjournment Proposal.”

Why is the Special Meeting being conducted at this time?

On December 30, 2025, the Company entered into the PIPE Purchase Agreement with David Hoffmann (the “Anchor Investor”) and certain additional investors (the “Additional Investors” and, together with the Anchor Investor, the “Investors”), pursuant to which the Company agreed to issue and/or sell to the Investors in a private placement (the “Private Placement”) an aggregate of up to 16,000,000 shares of Common Stock (consisting of 15,384,615 Base PIPE Common Shares and up to 615,385 Fee Reimbursement Shares) at a purchase price of $3.25 per share.

Pursuant to the terms of the PIPE Purchase Agreement, the Company has agreed to hold the Special Meeting as promptly as reasonably practicable to obtain stockholder approval of (i) the proposed issuance of the PIPE Common Shares in the Private Placement for the purposes of Nasdaq Listing Rules 5635(b) and 5635(d) and (ii) a proposal to amend the Charter to increase the number of shares of Common Stock authorized for issuance from 12,000,000 shares to 40,000,000 shares.

Without the approval of Proposal 1, the Company will not have sufficient shares of authorized and unissued Common Stock available to close the Private Placement. If Proposal 1 is approved by the Company’s stockholders and the Private Placement is completed, the Company’s increased authorized share capital may be used for additional issuances of Common Stock by Company, other than, and in addition to, the Private Placement in the future.

The Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”), and, as such, the Company is subject to the applicable rules of Nasdaq, including Nasdaq Listing Rules 5635(b) and 5635(d). Nasdaq Listing Rule 5635(b) requires the Company to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which could result in a change of control of the issuer. Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or group of affiliated persons may be considered a change of control of such issuer. Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock other than in a public offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules) in an amount greater than or equal to 20% of the number of shares of common stock outstanding prior to such issuance, regardless of whether such shares are issued to one person or group or are more widely distributed.

The consummation of the Private Placement is conditioned upon the approval by the Company’s stockholders of Proposals 1, 2 and 3. In the event that Proposals 1, 2 and 3 are, in each case and collectively, not approved by the Company’s stockholders, the Private Placement cannot be consummated.

What is the Private Placement?

The aggregate gross proceeds from the Private Placement are expected to be approximately $50.0 million, before deducting offering expenses. The Company expects to use the net proceeds for working capital and for other general corporate purposes. The Private Placement is expected to close (the “Closing”) in the first quarter of 2026, as soon as reasonably practicable following the receipt of approval of Proposals 1, 2 and 3 by the Company’s stockholders at the Special Meeting.

In connection with the entry into the PIPE Purchase Agreement, each Investor and each member of the Board (collectively, the “Supporting Holders”) entered into a voting agreement (collectively, the “Voting Agreements”) with the Company, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders own approximately 42% of the issued and outstanding shares of Common Stock.

The PIPE Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors. The Investors have also agreed to a lock-up with respect to the PIPE Common Shares for a period of 180 days and a standstill period of twelve months, in each case, subject to certain exceptions. With respect to the standstill, Investors may purchase shares of Common Stock directly from the Company, and certain Investors are each able to purchase up to 600,000 shares of Common Stock in open market purchases, in each case during the standstill period.

Pursuant to the PIPE Purchase Agreement, upon the Closing, the size of the Board is expected to be increased from nine to ten members. Following such increase, the Anchor Investor will have the right to designate for nomination or otherwise appoint one individual (the “Anchor Designee Director”) to serve on the Board. The Anchor Investor is expected to be the Anchor Designee Director and is expected to be appointed as the Chairperson of the Board. In addition, one individual who is mutually agreeable to the Anchor Investor and the Company is expected to be designated for nomination or otherwise appointed to serve on the Board (the "Agreed-Upon Director"). The Agreed-Upon Director has not been identified yet. Notwithstanding the foregoing, the size of the Board will be nine members until such Agreed-Upon Director has been identified.

The Private Placement is exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company is relying on this exemption from registration based in part on representations made by the Investors. At the time of issuance, the PIPE Common Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. This Proxy Statement is not an offer to sell or the solicitation of an offer to buy the securities described herein.

Pursuant to the terms of the PIPE Purchase Agreement, at or prior to the Closing, the Company and the Investors will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain customary registration rights, including the registration of the Base PIPE Common Shares for resale. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the Investors of their Base PIPE Common Shares within 60 days following the Closing.

The Closing is subject to certain closing conditions, including but not limited to: (i) the absence of any injunction or order preventing the Private Placement and the other transactions and actions contemplated by the PIPE Purchase Agreement; (ii) the receipt of stockholder approval of Proposals 1, 2 and 3 at the Special Meeting; (iii) the effectiveness of the Charter Amendment; (iv) the approval for listing of the PIPE Common Shares by the Nasdaq Global Select Market; (v) the execution and delivery of the Registration Rights Agreement; and (vi) the effectiveness of the Credit Agreement Amendment (as defined below), which was executed concurrently with the Purchase Agreement.

The Purchase Agreement may be terminated under certain circumstances prior to the Closing, including, but not limited to: (i) by mutual written agreement of the Company and the Anchor Investor, (ii) by the Company or the Anchor Investor upon a material and uncured breach; (iii) by the Company prior to the receipt of the Requisite Stockholder Approval (as defined below) at the Special Meeting, at its option, upon receipt of a Superior Proposal (as defined below), compliance with the Anchor Investor’s matching rights and payment to the Anchor Investor a termination fee of $2.5 million; (iv) by the Company or the Anchor Investor upon the failure of the other party to consummate the Private Placement within three business days of the satisfaction or waiver of all conditions to Closing; and (v) by the Company or the Anchor Investor if the Closing has not occurred by April 30, 2026.

The Company has also agreed to reimburse the Anchor Investor for up to $2.0 million in expenses. At the Anchor Investor’s option, the Anchor Investor’s expenses may be reimbursed in shares of Common Stock at the Per Share Price (herein, called the Fee Reimbursement Shares).

Why is the Company pursuing the Private Placement?

The Company has experienced recurring net losses for the past several years. The Company’s ability to continue as a going concern requires that it obtain sufficient funding to finance its operations. If the Company is unable to obtain sufficient funding, such as through the Private Placement, or its liquidity position deteriorates, the Company’s business, prospects, financial condition and results of operations may be materially and adversely affected, and it may be unable to continue as a going concern.

In addition, as previously disclosed, the Company’s entire outstanding long-term indebtedness is encompassed by our 25-year term loan (the “Term Loan”) with BH Finance LLC (“BH Finance”), a limited liability company affiliated with Berkshire Hathaway, Inc. In connection with and conditioned upon the Closing of the Private Placement with gross proceeds of $50.0 million, BH Finance has agreed to the Interest Rate Reduction (as defined below) and other amendments with respect to the Term Loan. If the Closing occurs, such Interest Rate Reduction is expected to result in interest savings of approximately $18 million annually over the five-year period and approximately $90 million in total. For additional information regarding the amendments to the Company’s Term Loan, please see “– What is the Credit Agreement Amendment?”

For the past several months, the Company has, together with its financial advisor, Oppenheimer & Co. Inc., actively evaluated potential financing transactions. After advanced negotiations regarding multiple equity financing opportunities, the Board unanimously determined that the Private Placement is in the best interest of the Company and its stockholders. The Board believes that the Private Placement represents the best available financing opportunity to strengthen the Company’s balance sheet (including through the Interest Rate Reduction) and advance a strategic direction necessary to position the Company for long-term value creation.

Pursuant to the PIPE Purchase Agreement, if, prior to the earlier of the termination of the PIPE Purchase Agreement or the receipt of the Requisite Stockholder Approval, the Company receives an unsolicited bona fide written proposal for (i) the acquisition of at least 75% of the Common Stock, (ii) the acquisition of at least 75% of the Company’s consolidated assets, net revenue or net income, taken as a whole, (iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any third party, would hold, directly or indirectly, at least 75% of the equity interests of the Company or the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction, or (iv) any combination of the foregoing, through any single transaction or series of related transactions (other than the Private Placement), on terms that the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) (A) to be reasonably likely to be consummated if accepted, and (B) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Private Placement, (taking into account (y) if applicable, any changes to the terms of this PIPE Purchase Agreement offered by the Anchor Investor in response to such proposal and (z) any legal, regulatory, financial, timing, financing, the identity of the person making such proposal, form of consideration, and other aspects of such proposal that the Board considers in good faith to be relevant) (a “Superior Proposal”), subject to certain conditions described in the PIPE Purchase Agreement, including the payment to the Anchor Investor of a termination fee of $2.5 million, the Company may terminate PIPE Purchase Agreement in favor of pursuing such Superior Proposal.

What is the Credit Agreement Amendment?

Concurrently with the execution of the PIPE Purchase Agreement, the Company entered into the Second Amendment to Credit Agreement (the “Credit Agreement Amendment”), which amended the Company’s existing Credit Agreement, dated January 29, 2020 (as amended by that Waiver and Amendment dated May 1, 2025), with BH Finance. The amendments set forth in the Credit Agreement Amendment are conditioned upon, and will become operative only upon, the Company’s receipt of the proceeds of the Private Placement at the Closing. For the avoidance of doubt, if the Private Placement does not close for any reason, the Credit Agreement Amendment will not become operative, and the closing of any alternative equity or other financing agreement may not result in the effectiveness of the Interest Rate Reduction or any other amendments to the Credit Agreement. Pursuant to the Credit Agreement Amendment, and with such amendments being operative upon the Closing, among other things, the parties to the Credit Agreement Amendment agreed to: (i) for a period of five years following the Closing, reduce the applicable margin on the Company’s 25-year term loan from 9.00% to 5.00% (the “Interest Rate Reduction”), (ii) amend the definition of “Change of Control” to exclude the beneficial ownership of the Investors and their Affiliates and (iii) for a period of five years following the Closing, amend the definition of “Excess Cash Flow” such that the minimum amount of cash-on hand held by the Company before being deemed Excess Cash Flow would be equal to $64.0 million. If the Closing occurs, the Interest Rate Reduction is expected to result in interest savings of approximately $18 million annually over the five-year period and approximately $90 million in total.

What are the planned changes to the Company’s leadership?

Pursuant to the PIPE Purchase Agreement, upon the Closing, the size of the Board is expected to be increased from nine to ten members. Following such increase, the Anchor Investor will have the right to designate for nomination or otherwise appoint one individual (the “Anchor Designee Director”) to serve on the Board. Mr. Hoffmann is expected to be the Anchor Designee Director and is expected to be appointed as the Chairperson of the Board. In addition, one individual who is mutually agreeable to the Anchor Investor and the Company is expected to be designated for nomination or otherwise appointed to serve on the Board. The Agreed-Upon Director has not been identified yet. Notwithstanding the foregoing, the size of the Board will be nine members until such Agreed-Upon Director has been identified.

In addition, concurrently with the execution of the PIPE Purchase Agreement, Kevin Mowbray, the Company’s President and Chief Executive Officer, entered into an agreement with the Company (the “Retirement and Transition Agreement”) which supersedes and replaces in its entirety the terms of the Amended and Restated Employment Agreement, dated as of February 17, 2016 (the “Employment Agreement”), between the Company and Mr. Mowbray, including all terms relating to severance or other amounts payable to Mr. Mowbray thereunder upon a change of control, and sets forth the terms of Mr. Mowbray’s voluntary retirement from his positions at the Company and its subsidiaries and affiliates, which resignation is expected to become effective immediately prior to the Closing. Pursuant to the Executive Retirement and Transition Agreement, the Company has agreed to pay, in lieu of any amounts or benefits payable pursuant to the Employment Agreement, (i) a severance payment to Mr. Mowbray of $1.5 million payable in thirty-six installments, and (ii) COBRA medical premiums for a period of 18 months for Mr. Mowbray and his spouse. In addition, Mr. Mowbray agreed to provide consultation, advice and assistance in the transition and operation of the Company’s business as reasonably requested by the Company through May 31, 2026. The Retirement and Transition Agreement also includes standard indemnification, non-competition and non-solicitation provisions. Mr. Mowbray’s retirement, and the Company’s obligation to pay the foregoing severance payment and COBRA premiums, is conditioned upon the occurrence of the Closing.

In connection with the Closing and the planned retirement of the Chief Executive Officer, Nathan Bekke, the Company’s current Chief Operating Officer, is expected to step into the role of Interim Chief Executive Officer.

What matters will be voted on at the Special Meeting?

There are planned to be four matters on which stockholders may vote on at the Special Meeting. The following items are each listed on the proxy card:

•Proposal 1: Approve the Charter Amendment to increase the number of shares of Common Stock authorized for issuance from 12,000,000 shares to 40,000,000 shares;

•Proposal 2: Approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of the PIPE Common Shares at the Per Share Price pursuant to the PIPE Purchase Agreement;

•Proposal 3: Approve, for purposes of Nasdaq Listing Rule 5635(b), the issuance of the PIPE Common Shares pursuant to the PIPE Purchase Agreement; and

•Proposal 4: Approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of additional proxies in the event there are insufficient votes for, or otherwise in connection with, the approval of the Additional Common Stock Proposal, the Nasdaq 20% Share Issuance Proposal, and the Nasdaq Change of Control Proposal at the time of the Special Meeting or in connection with any other business properly brought before the Special Meeting.

We will also transact such other business as may properly come before the Special Meeting or any adjournment thereof.

What are the Board’s voting recommendations?

The Board unanimously recommends you vote your shares:

•FOR the Additional Common Stock Proposal (Proposal 1);

•FOR the Nasdaq 20% Share Issuance Proposal (Proposal 2);

•FOR the Nasdaq Change of Control Proposal (Proposal 3); and

•FOR the Adjournment Proposal (Proposal 4).

For more information, please see “Proposal 1 – Additional Common Stock Proposal,” “Proposal 2 – Nasdaq 20% Share Issuance Proposal,” “Proposal 3 – Nasdaq Change of Control Proposal,” and “Proposal 4 – Adjournment Proposal.”

After careful consideration, the Board has unanimously determined that each of Proposal 1, Proposal 2, Proposal 3, and Proposal 4 is advisable and in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” each of these proposals.

The existence of financial and personal interests of the Company’s directors and officers and the Investors may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its stockholders and what may be best for a director, officer or Investor’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “— What interests do the Company’s directors and executive officers and the Investors have that are different than other holders of Common Stock?” and “Voting Securities and Principal Holders Thereof” for a further discussion of these considerations.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

How do the Supporting Holders intend to vote?

In connection with the entry into the PIPE Purchase Agreement, the Supporting Holders entered into the Voting Agreements, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders own approximately 42% of the issued and outstanding shares of Common Stock.

What interests do the Company’s directors and executive officers and the Investors have that are different than other holders of Common Stock?

In considering the recommendations of the Board with respect to the proposals, the Company’s stockholders should be aware that the Company’s directors and executive officers and the Investors (each of whom is an existing stockholder of the Company) have certain interests, including financial interests, in the Private Placement that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Private Placement.

Retirement and Transition Agreement

Concurrently with the execution of the PIPE Purchase Agreement, Kevin Mowbray, the Company’s President and Chief Executive Officer, entered into the Retirement and Transition Agreement which supersedes and replaces in its entirety the Employment Agreement, including all terms relating to severance or other amounts payable to Mr. Mowbray thereunder upon a change of control, and sets forth the terms of Mr. Mowbray’s voluntary retirement from his positions at the Company and its subsidiaries and affiliates, which resignation is expected to become effective immediately prior to the Closing. Pursuant to the Executive Retirement and Transition Agreement, the Company has agreed to pay, in lieu of any amounts or benefits payable pursuant to the Employment Agreement, (i) a severance payment to Mr. Mowbray of $1.5 million payable in thirty-six installments, and (ii) COBRA medical premiums for a period of 18 months for Mr. Mowbray and his spouse. Mr. Mowbray’s retirement, and the Company’s obligation to pay the foregoing severance payment and COBRA premiums, is conditioned upon the occurrence of the Closing.

Voting Agreements

In connection with the entry into the PIPE Purchase Agreement, the Supporting Holders entered into the Voting Agreements, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders own approximately 42% of the issued and outstanding shares of Common Stock. The Voting Agreements terminate upon the earliest of (a) the Closing, (b) the termination of the PIPE Purchase Agreement, (c) the Board effecting a Company Board Recommendation Change (as defined in the PIPE Purchase Agreement) with respect to a Superior Proposal, (d) with respect to such Supporting Holder’s agreement to vote its shares of Common Stock, the receipt of the stockholder approvals for each of Proposals 1, 2 and 3 (the “Requisite Stockholder Approval”), or (e) the mutual consent of the Supporting Holder and the Company.

The Investors

Prior to the consummation of the Private Placement, the Investors and their affiliates collectively own approximately 34% of the issued and outstanding Common Stock. In particular, prior to the consummation of the Private Placement, the Anchor Investor, through his affiliates, owns approximately 9.9% of the issued and outstanding Common Stock. It is anticipated that, upon consummation of the Private Placement and the issuance of all of the PIPE Common Shares (including the Fee Reimbursement Shares), the Investors and their affiliates collectively will own approximately 79% of the issued and outstanding Common Stock, and assuming no reallocation of the PIPE Common Shares as provided in the PIPE Purchase Agreement and assuming the issuance of all of the PIPE Common Shares (including the Fee Reimbursement Shares), the Anchor Investor and his affiliates are expected to own approximately 52% of our outstanding Common Stock, as compared to the Anchor Investor’s pre-transaction ownership, through his affiliates, of approximately 9.9%. For additional information, please see “Voting Securities and Principal Holders Thereof.”

Pursuant to the PIPE Purchase Agreement, the Investors have agreed to purchase the Base PIPE Common Shares at the Per Share Price of $3.25 per PIPE Common Share. On December 29, 2025, the trading date before the public announcement of the Private Placement, the closing price of the Common Stock on Nasdaq was $3.73. On January 16, 2026, the most recent practicable date prior to the date of this Proxy Statement, the closing price of the Common Stock on Nasdaq was $5.09. As a result, the Investors may acquire the PIPE Common Shares at a price lower than the then-current market price of the Common Stock, and the Investors may earn a positive rate of return on their investments, even if other stockholders experience a negative rate of return.

Pursuant to the PIPE Purchase Agreement, upon the Closing, the size of the Board is expected to be increased from nine to ten members. Following such increase, the Anchor Investor will have the right to designate for nomination or otherwise appoint one individual (the “Anchor Designee Director”) to serve on the Board. The Anchor Investor is expected to be the Anchor Designee Director and is expected to be appointed as the Chairperson of the Board. In addition, one individual who is mutually agreeable to the Anchor Investor and the Company is expected to be designated for nomination or otherwise appointed to serve on the Board. The Agreed-Upon Director has not been identified yet. Notwithstanding the foregoing, the size of the Board will be nine members until such Agreed-Upon Director has been identified.

Do I have appraisal rights?

Under Delaware law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Charter Amendment or the Private Placement, and we will not independently provide our stockholders with any such rights.

Was the Company advised by a financial advisor?

Yes, Oppenheimer & Co. Inc. advised the Board in considering the Private Placement, as well as in considering the alternative financing transactions the Company previously considered.

Did the Board obtain a third-party valuation or fairness opinion in determining whether to proceed with the Private Placement?

No, the Board did not obtain a third-party valuation or fairness opinion in determining whether to proceed with the Private Placement.

When and where will the Special Meeting be held?

The Special Meeting is scheduled to be held at 9:00 a.m. Central Time, on February 3, 2026. The Special Meeting will be an exclusively virtual meeting. There will be no physical location. The meeting will only be conducted by live webcast at http://www.virtualshareholdermeeting.com/LEE2026SM.

How can I attend and participate in the Special Meeting?

Virtual attendance at the Special Meeting will be limited to stockholders as of the Record Date, their authorized representatives, and guests of the Company. To participate in the virtual meeting, visit http://www.virtualshareholdermeeting.com/LEE2026SM and enter the 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:30 a.m. Central Time on February 3, 2026. The meeting will begin promptly at 9:00 a.m. Central Time on February 3, 2026.

How do I submit a question at the Special Meeting?

If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, prior to 11:59 p.m. Central Time on February 2, 2026, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Questions for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, while logged into the above-described virtual meeting platform, type your question into the “Ask a Question” field, and click “Submit.” We recommend stockholders vote by proxy prior to the Special Meeting even if they plan to virtually attend the Special Meeting.

Questions pertinent to meeting matters will be answered during the meeting to the extent reasonably possible. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions regarding personal matters or personal interests, product or service issues, or suggestions for product or service issues, or suggestions for product innovations, regarding material non-public information of the Company, including the status or results of our business, related to any pending, threatened or ongoing litigation, substantially repetitious of questions already made by another stockholder, in excess of the two question limit, or out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the chair of the Meeting in such person’s reasonable judgment.

What If I have technical difficulties accessing or participating in the Special Meeting?

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please reach out to the technical support team using the contact information available on the virtual meeting website at www.virtualshareholdermeeting.com/LEE2026SM. Technical support will be available starting at 8:30 a.m. Central Time on February 3, 2026, and will remain available until thirty minutes after the meeting has finished.

What is included in these proxy materials?

These proxy materials include:

•The Notice of the Special Meeting;

•This Proxy Statement for the Special Meeting;

•The 2025 Annual Report (including Exhibit 4.3);

•The Form 8-A;

•The Current Reports; and

•The accompanying proxy card.

Could other matters be decided at the Special Meeting?

The Board does not intend to present to the Special Meeting any business other than the proposals described in this Proxy Statement. Our Board is not aware of any other business to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Special Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters to the extent authorized by Rule 14a-4(c) of the Exchange Act.

How may I obtain an additional printed copy of the proxy materials?

The Company is delivering, pursuant to the rules of the SEC and the full set delivery option, paper copies of this Notice and Proxy Statement to stockholders of record as of the Record Date. To receive, free of charge, an additional copy of the Notice and this Proxy Statement (and the other materials attached hereto), stockholders may write or call our offices at the following:

Lee Enterprises, Incorporated
Attn: Investor Relations
4600 E. 53rd Street Davenport, IA 52807
(563) 383-2100

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other nominee to request information or additional copies of this Notice and Proxy Statement.

Who may vote at the Special Meeting?

Each share of our Common Stock has one vote on each Proposal. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote on each Proposal at the Special Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 6,243,660 shares of Common Stock outstanding.

How many votes can be cast by all stockholders?

All stockholders may cast 6,243,660 votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How can I convert former Class B Common Stock into Common Stock?

In 2011, all shares of Class B Common Stock were converted into an equal number of shares of Common Stock, in accordance with sunset provisions for Class B Common Stock established in 1986. If you still hold certificates for Class B Common Stock, contact our transfer agent, EQ Shareowner Services (“Equiniti”), at 1-800-468-9716 to have the shares converted to Common Stock.

What is the difference between a stockholder of record and a beneficial owner of shares of Common Stock held in street name?

Stockholder of Record. You are the “stockholder of record” for any shares of Common Stock you own directly in your name in an account with the Company’s transfer agent, Equiniti.

Beneficial Owner of Shares Held in Street Name. You are the “beneficial owner” of shares held in street name if your shares of Common Stock are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee should hold your shares of Common Stock through a participant in The Depository Trust Company (DTC), which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee how to vote the shares of Common Stock in your account. Please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. You are also invited to virtually attend the Special Meeting; because such broker, bank, or other nominee is, and you are not, the stockholder of record of such shares, however, you will not be able to vote the shares of which you are the beneficial owner in person at the Special Meeting unless you obtain a legal proxy from the broker, bank, or other nominee that is the stockholder of record authorizing you to vote the shares.

What is the quorum requirement for the Special Meeting?

A majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting must be present at the Special Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you are entitled to vote at the Special Meeting and you are present in person at the Special Meeting, or you have properly voted on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail. For additional information regarding abstentions and broker non-votes, please see the questions titled “What happens if I do not give specific voting instructions?” and “How do unmarked proxy cards affect the voting results?”

What if a quorum is not present at the Special Meeting?

A quorum is necessary to hold a valid meeting. If a quorum is not present or represented at the scheduled time of the Special Meeting, the chair of the Special Meeting may adjourn the Special Meeting until a quorum is present or represented.

How do I vote?

Whether you are a stockholder of record or hold any of your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, your shares may be voted in the following ways:

By Phone	By Internet
Vote by dialing the number on the proxy card/voting instruction form and following the easy voice prompts	Follow the instructions included on the proxy card/voting instruction form
By Mail	By Virtual Meeting
Vote by completing and returning the proxy card received as part of the Proxy Materials	Attend and vote shares for which you are the stockholder of record at the Virtual Meeting

The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares. Please follow the instructions shown on your proxy card or voting instruction form.

If you are not the stockholder of record, please refer to the voting instructions provided by your bank, broker, or other nominee to direct it how to vote your shares. Your vote is important. You are also invited to virtually attend the Special Meeting; however, if you are not the stockholder of record, you may not vote these shares at the Special Meeting unless you obtain a legal proxy from the stockholder of record authorizing you to vote the shares.

Certain of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure all of your shares are represented at the Special Meeting, we recommend you submit every proxy card or voting instruction form you receive.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

How can I revoke my proxy or change my vote after I vote?

If you are a stockholder of record, you may revoke your proxy or change your vote prior to the Special Meeting by:

•Voting again via the Internet or by telephone;

•Signing, dating, and returning a new proxy card or voting instruction form with a later date;

•Signing, dating, and mailing an instrument revoking the proxy to Lee Enterprises, Incorporated, at 4600 E. 53rd Street, Davenport, Iowa 52807, the Company’s principal executive offices; or

•Virtually attending and voting at the Special Meeting, which will revoke any prior proxy.

If you are a beneficial owner of your shares held in street name and you have instructed your bank, broker, or other nominee to vote your shares, you may change your instructions as to the voting of your shares prior to the Special Meeting by following directions provided by your bank, broker, or other nominee to change such voting instructions.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your virtual attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Special Meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the bank, broker, or other nominee that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that the bank, broker, or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” See “How Are Any Broker Non-Votes Determined?” for more information. Each of the Proposals included in this Proxy Statement are expected to be non-routine matters, and therefore brokers, banks or other nominees will not be entitled to, or otherwise not have authority, to vote your shares if you do not provide them with specific voting instructions.

What is the voting requirement to approve each of the Proposals?

Proposal	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes (if any)
1. Additional Common Stock Proposal	Requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal (assuming the presence of a quorum)	No effect[1]	No effect
2. Nasdaq 20% Share Issuance Proposal
Requires affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock that are represented virtually or by proxy at the Special Meeting and entitled to vote on the matter (assuming the presence of a quorum)
		Against	No effect
3. Nasdaq Change of Control Proposal
Requires affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock that are represented virtually or by proxy at the Special Meeting and entitled to vote on the matter (assuming the presence of a quorum)
		Against	No effect
4. Adjournment Proposal	Requires the affirmative vote of the holders of a MAJORITY of the shares of our Common Stock that are represented virtually or by proxy at the Special Meeting and entitled to vote on the matter	Against	No effect

[1] Since abstentions are not counted as votes cast, any abstentions will have no effect on the vote on this proposal.

How do unmarked proxy cards affect the voting results?

Unmarked Proxies. If you sign and return a proxy card or otherwise vote as directed herein, but do not mark how your shares are to be voted, the individuals named as proxies therein will vote your shares in accordance with the recommendation of the Board on all Proposals; therefore, if no direction is made, an unmarked proxy will be voted:

•FOR the Additional Common Stock Proposal;

•FOR the Nasdaq 20% Share Issuance Proposal;

•FOR the Nasdaq Change of Control Proposal; and

•FOR the Adjournment Proposal.

If permitted, in their discretion, the proxies named therein will be authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

How are any broker non-votes determined?

If you are a “street name” holder of shares of Common Stock and you provide your bank, broker or other nominee with voting instructions on at least one of the Proposals brought before the Special Meeting, then your shares will be counted in determining the presence of a quorum. The Proposals for consideration at the Special Meeting (including the Adjournment Proposal) are expected to be considered “non-routine” matters, and, therefore, no broker would be entitled to vote, on a discretionary basis, on any of the Proposals to be considered at the Special Meeting without voting instructions from the beneficial owner of the shares, and consequently, there are not expected to be broker non-votes eligible to be cast at the Special Meeting. If you are a “street name” holder of shares and you do not provide your bank, broker or other nominee with voting instructions on any of the Proposals, then your shares will not be counted in determining the presence of a quorum.

Under the Nasdaq rules, brokers who hold shares in a “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters Nasdaq does not deem “routine.” None of the Proposals to be voted on at the Special Meeting are expected to be deemed routine under the Nasdaq rules. Consequently, your bank, broker or other nominee will NOT have the power to vote your Common Stock at the Special Meeting unless you provide instructions to your bank, broker or other nominee on how to vote on each Proposal. You should instruct your bank, broker or other nominee on how to vote your shares with respect to each of the Proposals, using the instructions provided by your bank, broker or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker or other nominee offers these options.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: as necessary to meet applicable legal requirements; to allow for the tabulation and certification of votes; and to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Where can I find the voting results of the Special Meeting?

Voting results will be tallied by the inspector of election. The Company will report the preliminary results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Special Meeting, and the final results as soon as practicable following certification by the inspector of election.

Who is paying the costs of proxy solicitation?

The Company will bear the cost of the solicitation of proxies by the Company. Morrow Sodali LLC has been retained to assist in the solicitation of proxies for a fee of $10,000, plus additional fees relating to telephone solicitation and reimbursement of certain expenses.

What is the deadline to propose actions for consideration, or to nominate individuals to serve as directors, at the 2026 Annual Meeting of Stockholders?

Stockholder Proposals for Inclusion in the Proxy Statement for the 2026 Annual Meeting

Stockholders interested in submitting a proposal considered for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders (“2026 annual meeting”) must follow the procedures set forth in Rule 14a-8 under the Exchange Act. Proposals must be submitted to us by registered, certified, or express mail to the attention of the Company’s Corporate Secretary at our principal executive offices. In general, to be considered for inclusion in our proxy statement and form of proxy relating to the 2026 annual meeting, the Company has determined that stockholder proposals pursuant to Rule 14a-8 must have been received no later than the close of business on September 18, 2025.

Director Nominations for Inclusion in the Proxy Statement for the 2026 Annual Meeting

Under the proxy access provision in our By-Laws, an eligible stockholder or group of up to 20 stockholders owning at least 3% of our Common Stock continuously for three years may elect to nominate up to two individuals or 20% of the Board, whichever is greater, for election at the 2026 annual meeting, and to have those individuals included in our proxy statement for that meeting. If a stockholder or group of stockholders wished to nominate one or more director candidates to be included in the Company’s proxy statement for the 2026 annual meeting pursuant to these proxy access provisions in Article II, Section 12 of the By-Laws, notice must have been received by the Secretary of the Company at the Company’s principal executive offices no earlier than the close of business on September 30, 2025, and no later than the close of business on October 30, 2025. However, if the date of the 2026 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the 2025 annual meeting, such notice must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than the close of business on the date that is 150 days in advance of the date of the 2026 annual meeting and no later than the close of business on the later of 120 days in advance of the 2026 annual meeting or 10 days following the date we first publicly announce the date of 2026 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.

Other Proposals or Director Nominations for Presentation at the 2026 Annual Meeting

Stockholders who wish to nominate one or more individuals to serve as directors or to bring business before the 2026 annual meeting (other than nominations pursuant to our proxy access bylaw or a stockholder proposal in accordance with Rule 14a-8), must notify the Secretary of the Company in writing and provide the information required by Article II, Section 2 of our By-Laws. The notice must have been made to the attention of the Company’s Corporate Secretary and delivered to, or mailed and received at the Company’s principal executive offices no earlier than the close of business on October 30, 2025, and no later than the close of business on November 28, 2025. However, if the date of the 2026 annual meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the

2025 annual meeting, such notice must be made to the attention of the Company’s Corporate Secretary and delivered to, or mailed and received at the Company’s principal executive offices no earlier than the close of business on the 120th day in advance of the 2026 annual meeting and no later than the close of business on the later of 90 days in advance of the 2026 annual meeting or 10 days following the date we first publicly announce the date of 2026 annual meeting. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our By-Laws.

In addition to satisfying the requirements of the By-Laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary of the Company that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must have been postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than December 29, 2025.

A copy of our By-Laws was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K on June 27, 2019. That document may be located on our website www.lee.net. Click on “Investors,” then “Financials & Filings” and “SEC filings.”

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Company’s Proxy Statement and form of Proxy Card are available at www.proxyvote.com

PROPOSAL 1 – ADDITIONAL COMMON STOCK PROPOSAL

The Board has approved, and is asking stockholders to adopt and approve, an amendment to our Charter to effectuate an increase in the number of authorized shares of Common Stock from 12,000,000 shares to 40,000,000 shares. The full text of the proposed Charter Amendment is attached to and incorporated into this Proxy Statement as Appendix A.

Assuming stockholders approve the Additional Common Stock Proposal, the effective date of the Charter Amendment will be determined at the sole discretion of the Board, which in any event must be prior to the Closing.

Purpose of the Additional Common Stock Proposal

The purpose of the Additional Common Stock Proposal is primarily to meet a requirement for the consummation of the Private Placement, and it will also provide the Company with sufficient shares of authorized Common Stock to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, additional financing transactions (other than the Private Placement), the provision of equity incentives to employees, officers and directors pursuant to the Company’s compensation plans, potential strategic transactions, including mergers, acquisitions and business combinations, as well as other general corporate transactions.

As the consummation of the Private Placement is conditioned upon the approval by the Company’s stockholders of Proposal 1, to the extent that Proposal 1 is not approved by the Company’s stockholders, the Private Placement cannot be consummated. The aggregate gross proceeds from the Private Placement are expected to be approximately $50.0 million, before deducting offering expenses. For additional information about the Private Placement, please see “Questions and Answers about the Special Meeting.”

Except as otherwise required by law, upon the valid filing and effectiveness of the Charter Amendment with the Delaware Secretary of State, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board for various future corporate needs, including through the Private Placement. Other than in connection with the Private Placement, no further action by the stockholders is expected to be solicited before issuance of the Company’s Common Stock, including the newly authorized shares, unless as may be required by applicable law or the rules and regulations of any securities exchange or other regulatory body. Any future issuance of additional authorized shares of our Common Stock, including through the Private Placement, may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. This Proposal 1 is not being presented with the intent it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions consistent with its fiduciary duties. For the avoidance of doubt, the Charter Amendment is not being proposed as a result of the Company’s existing stockholder rights plan, dated March 28, 2024 (as may be amended from time to time), and such stockholder rights plan is planned to be terminated at the Closing of the Private Placement.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. For a description of the Company’s capital stock, please see the Form 8-A, the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2021 and Exhibit 4.3 to the 2025 Annual Report, copies of which have been mailed to the Company’s stockholders together with this Proxy Statement. The Charter Amendment will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Effects of the Additional Common Stock Proposal

If the Additional Common Stock Proposal is approved, and the Company effectuates the Charter Amendment, the number of authorized shares of Common Stock will be 40,000,000. Assuming the Additional Common Stock Proposal is approved, the total number of authorized shares of capital stock of the Company will be 43,500,000, consisting of 40,000,000 authorized shares of Common Stock, par value $0.01 per share, 500,000 shares of Serial Convertible Preferred Stock, without par value, and 3,000,000 shares of Class B Common Stock, par value $2.00 per share. The Additional Common Stock Proposal will not change the par value of the shares of the Common Stock, affect the number of shares of Common Stock outstanding or the rights or privileges of holders of shares of the Common Stock or have any effect on any outstanding securities, including outstanding equity awards, that are exercisable, convertible or exchangeable for shares of Common Stock, except for effects related to consummation of the Private Placement and incidental to increasing the number of shares of Common Stock outstanding.

Effective Time

The effective time of the Charter Amendment, if Proposal 1 is adopted and approved by stockholders, will be the date and time the Charter Amendment effectuating Proposal 1 is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Charter Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company. In any event the Charter Amendment must be effective prior to the Closing.

Under Delaware law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Charter Amendment or the Private Placement, and we will not independently provide our stockholders with any such rights.

Effect of Failure to Obtain Stockholder Approval

If we do not obtain stockholder approval for this Proposal 1, we will not have the ability to consummate the Private Placement and will not be able to make operative the Credit Agreement Amendment (including the Interest Rate Reduction). In addition, the Company may not be able to otherwise raise sufficient capital to continue to operate our business or meet our financing needs and may not have sufficient shares authorized to effectuate strategic transactions in the future where the consideration would otherwise be Common Stock.

Voting Standard

The votes cast “for” the Additional Common Stock Proposal must exceed the votes cast “against” this Proposal to approve this Additional Common Stock Proposal at the Special Meeting (assuming the presence of a quorum).

In connection with the entry into the PIPE Purchase Agreement, the Supporting Holders entered into the Voting Agreements, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the Proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders (which include the directors on our Board) own approximately 42% of the issued and outstanding shares of Common Stock.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ADDITIONAL COMMON STOCK PROPOSAL

The existence of financial and personal interests of the Company’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of the Company and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, the Company’s executive officers and the Investors may have interests in the Private Placement that may conflict with your interests as a stockholder. See the section entitled “Questions and Answers about the Special Meeting – What interests do the Company’s directors and executive officers and the Investors have that are different than other holders of Common Stock?” for a further discussion.

PROPOSAL 2 – NASDAQ 20% SHARE ISSUANCE PROPOSAL

At the Special Meeting, our stockholders will be asked to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance of the PIPE Common Shares pursuant to the PIPE Purchase Agreement, which shares may represent 20% or more of the Common Stock outstanding prior to the issuance of the PIPE Common Shares.

Purpose of the Nasdaq 20% Share Issuance Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of greater than 20% of the outstanding Common Stock or voting power of the issuer prior to the offering at a price less than the “Minimum Price,” which Nasdaq defines as the lower of the issuer’s most recent closing price immediately prior to signing the binding agreement for the transaction or the average of the closing price for the five trading days immediately preceding the signing of the binding agreement. The Per Share Price of Common Stock to be issued pursuant to the PIPE Purchase Agreement is $3.25 per share, which is less than the “Minimum Price” of $3.73 or $3.68, and therefore the issuance requires stockholder approval pursuant to Nasdaq Listing Rule 5635(d).

As the consummation of the Private Placement is conditioned upon the approval by the Company’s stockholders of Proposal 2, if Proposal 2 is not approved by the Company’s stockholders, the Private Placement cannot be consummated. The aggregate gross proceeds from the Private Placement are expected to be approximately $50.0 million, before deducting offering expenses. For additional information about the Private Placement, please see “Questions and Answers about the Special Meeting.”

Effects of the Nasdaq 20% Share Issuance Proposal

If our stockholders approve this Nasdaq 20% Share Issuance Proposal (and the Additional Common Stock Proposal), we would be able to issue up to 16,000,000 shares of Common Stock, allowing us the ability to consummate the Private Placement and raise sufficient capital to continue to operate our business or meet our financing needs.

The issuance of securities pursuant to the PIPE Purchase Agreement will not affect the rights of the Company’s existing stockholders, however, the issuance of the securities described in this Nasdaq 20% Share Issuance Proposal would result in the issuance of 20% or more of the Company’s outstanding shares of Common Stock on a pre-transaction basis, and the consummation of the Private Placement will result in our stockholders incurring substantial dilution of their percentage ownership upon the issuance of the PIPE Common Shares. Stockholder approval of this Nasdaq 20% Share Issuance Proposal will apply to all issuances of PIPE Common Shares pursuant to the PIPE Purchase Agreement. This also means our current stockholders will own a smaller interest in the Company as a result of the issuance of the PIPE Common Shares and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the PIPE Common Shares would also have a dilutive effect on the book value per share and any future earnings per share. We expect to file a registration statement to permit the public resale of the PIPE Common Shares following the close of the Private Placement. The influx of those shares into the public market could have a negative effect on the trading price of our Common Stock.

Effect of Failure to Obtain Stockholder Approval

If our stockholders do not approve this Nasdaq 20% Share Issuance Proposal and we are not able to issue the PIPE Common Shares in connection with the Private Placement, all of which will be issued below the Minimum Price, the Private Placement will not be completed, and the Company would not be able to make operative the Credit Agreement Amendment (including the Interest Rate Reduction).

In addition, the Company may not be able to otherwise raise sufficient capital to continue to operate our business or meet our financing needs.

Voting Standard

The affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock that are represented virtually or by proxy at the Special Meeting and entitled to vote on the matter is required to approve the Nasdaq 20% Share Issuance Proposal (assuming the presence of a quorum).

In connection with the entry into the PIPE Purchase Agreement, the Supporting Holders entered into the Voting Agreements, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the Proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders own approximately 42% of the issued and outstanding shares of Common Stock.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NASDAQ 20% SHARE ISSUANCE PROPOSAL

The existence of financial and personal interests of the Company’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of the Company and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, the Company’s executive officers and the Investors may have interests in the Private Placement that may conflict with your interests as a stockholder. See the section entitled “Questions and Answers about the Special Meeting – What interests do the Company’s directors and executive officers and the Investors have that are different than other holders of Common Stock?” for a further discussion.

PROPOSAL 3 – NASDAQ CHANGE OF CONTROL PROPOSAL

At the Special Meeting, our stockholders will be asked to approve, for purposes of Nasdaq Listing Rule 5635(b), the issuance of shares of our Common Stock pursuant to the PIPE Purchase Agreement since such issuance would be expected to result in a change of control for purposes of Nasdaq Rule 5635(b).

Purpose of the Nasdaq Change of Control Proposal

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Generally, Nasdaq interpretations provide that a change of control occurs when, as a result of the issuance, (i) there is the acquisition of 20% or more of the then-outstanding voting securities of an issuer by one person or a group of affiliated persons and (ii) such acquisition would lead to such person or group holding the largest equity ownership position in the issuer. Assuming that the Anchor Investor is issued all of its PIPE Common Shares at the Closing, the Anchor Investor and his affiliates are expected to become the Company’s largest equity owner and is expected to own approximately 52% of our outstanding Common Stock. This is compared to the Anchor Investor’s pre-transaction ownership, through his affiliates, of approximately 9.9%. For additional information, please see “Voting Securities and Principal Holders Thereof.” Consequently, the Private Placement will result in a “change of control” under the Nasdaq interpretations of Nasdaq Listing Rule 5635(b). Stockholders should note that a “change of control,” as described under Nasdaq Listing Rule 5635(b), applies only with respect to the application of such rule (as defined and as may be interpreted), and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

As the consummation of the Private Placement is conditioned upon the approval by the Company’s stockholders of Proposal 3, if Proposal 3 is not approved by the Company’s stockholders, the Private Placement cannot be consummated. The aggregate gross proceeds from the Private Placement are expected to be approximately $50.0 million, before deducting offering expenses. For additional information about the Private Placement, please see “Questions and Answers about the Special Meeting.”

Effects of the Nasdaq Change of Control Proposal

If our stockholders approve this Nasdaq Change of Control Proposal (and the Additional Common Stock Proposal and Nasdaq Share Issuance Proposal), we would be able to issue up to 10,909,440 shares of Common Stock to the Anchor Investor (not accounting for the Fee Reimbursement Shares, which are expected to be issued to certain third-parties unaffiliated with the Anchor Investor as such shares may be directed by the Anchor Investor), allowing us the ability to consummate the Private Placement and raise sufficient capital to continue to operate our business or meet our financing needs.

The issuance of securities pursuant to the PIPE Purchase Agreement will not affect the rights of the Company’s existing stockholders, however, the consummation of the Private Placement will result in our stockholders incurring substantial dilution of their percentage ownership upon the issuance of the PIPE Common Shares. This also means our current stockholders, other than the Investors, will own a smaller interest in the Company as a result of the issuance of the PIPE Common Shares and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the PIPE Common Shares would also have a dilutive effect on the book value per share and any future earnings per share. We expect to file a registration statement to permit the public resale of the PIPE Common Shares following the close of the Private Placement. The influx of those shares into the public market could have a negative effect on the trading price of our Common Stock.

Effect of Failure to Obtain Stockholder Approval

If our stockholders do not approve this Nasdaq Change of Control Proposal and we are not able to issue the PIPE Common Shares to the Anchor Investor in connection with the Private Placement, which issuance may result in a change of control for purposes of Nasdaq Listing Rule 5635(b), the Private Placement will not be completed, and the Company would not be able to make operative the Credit Agreement Amendment (including the Interest Rate Reduction). In addition, the Company may not be able to raise sufficient capital to continue to operate our business or meet our financing needs.

Voting Standard

The affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock that are represented virtually or by proxy at the Special Meeting and entitled to vote on the matter is required to approve the Nasdaq Change of Control Proposal (assuming the presence of a quorum).

In connection with the entry into the PIPE Purchase Agreement, the Supporting Holders entered into the Voting Agreements, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the Proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders own approximately 42% of the issued and outstanding shares of Common Stock.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NASDAQ CHANGE OF CONTROL PROPOSAL

The existence of financial and personal interests of the Company’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of the Company and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, the Company’s executive officers and the Investors may have interests in the Private Placement that may conflict with your interests as a stockholder. See the section entitled “Questions and Answers about the Special Meeting – What interests do the Company’s directors and executive officers and the Investors have that are different than other holders of Common Stock?” for a further discussion.

Proposal 4 – ADJOURNMENT PROPOSAL

The Proposal

If necessary, the Company is seeking approval of one or more adjournment(s) of the Special Meeting by the chair of the Special Meeting to a later date, if necessary, under certain circumstances, to solicit additional proxies (i) to approve the Additional Common Stock Proposal or Nasdaq 20% Share Issuance Proposal, (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended proxy materials or other disclosures the Company has determined is required under applicable law or advisable and for such supplemental or amended proxy materials or other disclosures to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting, or (iii) to allow reasonable additional time to consider any other business that may properly come before the Special Meeting.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, the chair of the Special Meeting may not be able to adjourn the Special Meeting to a later date. Notwithstanding the foregoing, in accordance with our By-laws, for the avoidance of doubt, the chair of the Special Meeting may adjourn or postpone to the Special Meeting in the chair’s discretion at any time, whether or not a quorum is present.

Voting Standard

The affirmative vote of the holders of a MAJORITY of the outstanding shares of our Common Stock that are represented virtually or by proxy at the Special Meeting and entitled to vote on the matter is required to approve the Adjournment Proposal.

In connection with the entry into the PIPE Purchase Agreement, the Supporting Holders entered into the Voting Agreements, providing, among other things, that such parties will vote all of their shares of Common Stock in favor of the proposals to be presented at the Special Meeting. As of the date of this Proxy Statement, the Supporting Holders own approximately 42% of the issued and outstanding shares of Common Stock.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT PROPOSAL

The existence of financial and personal interests of the Company’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of the Company and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, the Company’s executive officers and the Investors may have interests in the Private Placement that may conflict with your interests as a stockholder. See the section entitled “Questions and Answers about the Special Meeting – What interests do the Company’s directors and executive officers and the Investors have that are different than other holders of Common Stock?” for a further discussion.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth information regarding the beneficial ownership of Common Stock as of January 16, 2026 (pre-Private Placement) and as currently expected immediately following the consummation of the Private Placement, except as set forth below, as to each person known by us to own beneficially more than 5% of our Common Stock.

As of January 16, 2026, there were 6,243,660 shares of Common Stock outstanding. The expected beneficial ownership of Common Stock post-Private Placement assumes the issuance of all of the PIPE Common Shares (including the Fee Reimbursement Shares) and is based on 22,243,660 shares of Common Stock outstanding.

The expected beneficial ownership of shares of Common Stock post-Private Placement is provided for illustrative purposes only, as actual outcomes may be different.

			Prior to Consummation of the Private Placement		After Consummation of the Private Placement
Name and Address of Beneficial Owner		Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Quint Digital Ltd., et al.	403 Prabhat Kiran, 17, Rejendra Place, Delhi, India 110008	Common Stock	793,455 (1)	12.71%	3,244,801(1)	14.59%
Jerrilyn M. Hoffman Revocable Trust dated May 30, 2001	568 Lincoln Avenue, Winnetka, IL 60093	Common Stock	618,900 (2)	9.91%	11,528,340(2)	51.83%
GAMCO Investors, Inc., et al.	One Corporate Center, Rye, NY	Common Stock	853,620 (3)	13.67%	853,620 (3)	3.84%
Solas Capital Management, LLC	1063 Post Road, 2nd Floor, Darien, CT 06820	Common Stock	472,748 (4)	7.57%	1,994,299 (4)	8.97%

(1) Based on information with respect to Quint Digital Ltd. and certain of its affiliates (“Quint”) provided to the Company in connection with the PIPE Purchase Agreement. Quint is expected to purchase 2,451,346 shares of Common Stock through the Private Placement.

(2) Based on information set forth in Amendment No. 8 to Schedule 13D filed with the SEC on January 2, 2026, Jerrilyn M. Hoffman, David Hoffmann and Jerrilyn M. Hoffman Revocable Trust dated May 30, 2001 (collectively, the “Hoffmann Holders”) report shared voting and dispositive power over 618,900 shares. Jerrilyn M. Hoffman is the trustee of the Jerrilyn M. Hoffman Revocable Trust dated May 30, 2001. The Hoffmann Holders are expected to purchase 10,909,440 shares of Common Stock through the Private Placement. Pursuant to the PIPE Purchase Agreement, with the consent of the Company, the Anchor Investor may assign a portion of its commitment to other potential investors, which may have the effect of reducing the Hoffman Holders’ ownership percentage.

(3) Based on information set forth in Amendment No. 9 to Schedule 13D filed with the SEC on January 14, 2026, Gabelli Funds, LLC reports sole voting and dispositive power over 236,886 shares; GAMCO Asset

Management Inc. reports sole voting power over 573,934 shares and and sole dispositive power over 576,734 shares; Teton Advisors, LLC reports sole voting and dispositive power over 17,000 shares; and Gabelli Foundation, Inc. reports sole voting and dispositive power over 23,000 shares. Gabelli Funds, LLC and GAMCO Asset Management, Inc. are wholly owned subsidiaries of GAMCO Investors, Inc. GGCP Holdings LLC is the controlling shareholder of GAMCO Investors, Inc., and Mario Gabelli is the controlling shareholder, co-Chief Executive Officer, and a director of GGCP Holdings, Inc. Teton Advisors. LLC, is subadvised by Gabelli Funds, LLC, and therefore, indirectly controlled by Mario Gabelli. Gabelli Foundation, Inc. is a private foundation, and Mario Gabelli is the Chairman, a Trustee and the Investment Manager of the foundation.

(4) Based on information with respect to Solas Capital Management, LLC and Frederick Tucker Golden (“Solas”) in connection with the PIPE Purchase Agreement. Frederick Tucker Golden is the Portfolio Manager of Solas Capital Management, LLC. Solas is expected to purchase 1,549,944 shares of Common Stock through the Private Placement.

The following table sets forth information as to our Common Stock beneficially owned as of January 16, 2026, by each director, each of our “named executive officers” for our most recently completed fiscal year September 28, 2025, and by all directors and executive officers as a group. The addresses for each beneficial owner listed below is c/o Lee Enterprises, Incorporated, 4600 E. 53rd Street, Davenport, IA 52807.

Beneficial Owner	Shares of Common Stock(1)	Percent of Class
Nathan E. Bekke	35,937	*
Joseph J. Battistoni	17,358	*
Steven C. Fletcher	33,726	*
Astrid J. Garcia	20,534	*
Mary E. Junck	214,061	3.43%
Margaret R. Liberman	26,726	*
Brent M. Magid	35,564	*
Madeline E. McIntosh	12,283	*
Shaun E. McAlmont	22,849	*
Timothy R. Millage	34,241	*
Jonathon F. Miller	12,283	*
Kevin D. Mowbray	126,837	2.03%
Herbert W. Moloney lll	38,901	*
All executive officers and directors as a group (13 persons)	631,300	10.11%
* Less than one percent of the class

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions.

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee (i.e., in “street name”), who share an address with another holder of our Common Stock are only being sent one set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so by notifying us in writing at: Lee Enterprises, Incorporated, Attention: Investor Relations, 4600 E. 53rd Street, Davenport, IA 52807 or by telephone at (563) 383-2100.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, Proxy Statements and other information with the SEC. The Company’s SEC filings are available to the public at the SEC’s website at www.sec.gov. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy statement unless expressly noted. Similarly, the information the Company later files with the SEC may update and supersede the information in this Proxy Statement. Copies of any of the documents the Company files with the SEC may be obtained free of charge either on the Company’s website by contacting Lee Enterprises, Incorporated, Attention: Investor Relations, 4600 E. 53rd Street, Davenport, IA 52807 or by telephone at (563) 383-2100. If you would like to request documents from us, please do so at least five business days before the date of the Special Meeting to receive timely delivery of those documents prior to the Special Meeting.

THE PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES ANOTHER DATE APPLIES.

THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSALS OR THE THAT IS DIFFERENT FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS THE COMPANY HAS PUBLICLY FILED WITH THE SEC. THE COMPANY IS NOT RESPONSIBLE FOR, AND CAN PROVIDE NO ASSURANCES AS TO THE RELIABILITY OF, ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEE ENTERPRISES, INCORPORATED

Lee Enterprises, Incorporated (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on January 30, 2012 (as amended by the Certificate of Amendment, filed with the Secretary of State on March 9, 2021, the “Certificate of Incorporation”).

2.Each of the first three paragraphs of Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety, respectively, as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 43,500,000, consisting of 500,000 shares of Serial Convertible Preferred Stock, without par value, 40,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and 3,000,000 shares of Class B Common Stock, par value $2.00 per share (“Class B Common Stock”).

Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting capital stock of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

The following is a statement of the designations, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of the Common Stock and the Class B Common Stock and the Serial Convertible Preferred Stock, except such thereof as the Board of Directors is herein expressly authorized to fix.

3.All other provisions of the Certificate of Incorporation shall remain in full force and effect.

4.This amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

LEE ENTERPRISES, INCORPORATED
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/LEE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82843-Z91926

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**LEE ENTERPRISES, INCORPORATED**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.**

**THIS PROXY when properly executed will be voted as directed or, if no direction is given and on such other business as may properly come before the Special Meeting or any adjournment thereof, will be voted as the Board recommends or otherwise determines in its discretion.**

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V82844-Z91926

## LEE ENTERPRISES, INCORPORATED

## SPECIAL MEETING OF STOCKHOLDERS

**February 3, 2026**
**9:00 a.m., CST**

**Via Live Webcast**
**Davenport, IA 52807**

**4600 E. 53rd Street**
**Davenport, IA 52807**

**PROXY**

**This proxy is solicited by the Board of Directors for use at the Special Meeting on February 3, 2026.**

The shares of stock that you hold in the account will be voted as you specify on the reverse side.

**If no choice is specified, the proxy will be voted "FOR" on Items 1, 2, 3 and 4.**

By signing the proxy, you revoke all prior proxies and appoint Mary E. Junck and Herbert W. Moloney III, and each of them, with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters that may come before the Special Meeting and all adjournments.

*See reverse for voting instructions.*